                                   AUTHORIZED
                               RESELLER AGREEMENT
                                    BETWEEN
                          OPTIKA IMAGING SYSTEMS, INC.
                                      AND
                                NAME OF COMPANY



                  [LOGO OF OPTIKA IMAGING, INC. APPEARS HERE]

                               TABLE OF CONTENTS
                               -----------------

1.0 DEFINITIONS.................................   2
  1.1 "Product"................................... 2
  1.2 "End-User".................................. 2
  1.3 "AUTHORIZED TERRITORY".....................  2
2.0 NON-EXCLUSIVE LICENSE.......................   2
3.0 TRAINING....................................   3
4.0 TERM........................................   3
5.0 SALES GOAL..................................   3
6.0 DEMONSTRATION MATERIALS.....................   3
7.0 DUTIES AND RESPONSIBILITIES OF OPTIKA.......   3
  7.1 PRE-SALES SUPPORT........................... 3
  7.2 ON-SITE SUPPORT............................. 3
  7.3 NEW OPTIKA PRODUCTS/VERSIONS................ 3
  7.4 OPTIKA PRODUCT ENHANCEMENTS................. 4
8.0 PRICE AND PRICE CHANGES.....................   4
9.0 LIMITED WARRANTY............................   4
10.0 LIMITATION OF LIABILITY....................   5
11.0 PRODUCT COPY PROTECTION....................   5
12.0 INDEMNIFICATION............................   5
13.0 SOFTWARE ASSURANCE AGREEMENT...............   6
14.0 THE COMPANY'S DUTIES AND RESPONSIBILITIES..   6
   14.1 PAYMENT OF ORDERS.......................   6
   14.2 TAXES...................................   7
15.0 TERMINATION................................   7
16.0 MISCELLANEOUS..............................   8
   16.1 ENTIRE AGREEMENT; AMENDMENT.............   8
   16.2 DISPUTES, ARBITRATION, CHOICE OF LAW....   8
   16.3 SEVERABILITY............................   8
   16.4 CORPORATE STATUS/APPROVAL...............   9
   16.5 CONFIDENTIAL INFORMATION................   9
   16.6 NON-SOLICITATION........................   9
   16.7 INDEMNITY...............................   9
   16.8 FORCE MAJEURE...........................   9
   16.9 ASSIGNMENT..............................   9
   16.10 NO CONFLICTS...........................  10
   16.11 WAIVER.................................  10
   16.12 EXPORTS................................  10
   16.13 COUNTERPARTS...........................  10
   16.14 INDEPENDENT CONTRACTOR STATUS..........  10
   16.15 NOTICES................................  10
   16.16 HEADINGS...............................  11



     Exhibit I           Products and Pricing
     Exhibit II          Optika Software License Agreement
     Exhibit III         Confidentiality Agreement
     Exhibit IV          First Year Sales Goal

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OPTIKA IMAGING SYSTEMS, INC.                              LAST UPDATE: 23-APR-96

     Exhibit V               Training Requirements
                         AUTHORIZED RESELLER AGREEMENT


This AUTHORIZED RESELLER AGREEMENT (this "Agreement") is entered into by and between Optika Imaging Systems Inc., a California corporation, ("Optika") with its principal place of business located at 5755 Mark Dabling Boulevard, Suite 100, Colorado Springs, Colorado 80919, and Name of Company, a _______ Corporation (the "Company"), with its principal place of business located ___________________________.

1.0      DEFINITIONS

         1.1 "Product" shall mean those software products set forth in the attached Exhibit I, together with documentation ("Documentation") provided by Optika. Any enhancement, improvement, update, modification or new version of the Product shall be added to
             Exhibit I as a Product hereunder. Optika reserves the right to change, modify or discontinue any Product at any time.

         1.2 "End-User" shall mean a person or entity who will not resell the Product and will use the Product for internal purposes only.

         1.3 "Authorized Territory" shall mean End-Users located within the United States.

2.0      NON-EXCLUSIVE LICENSE

         2.1 Subject to all the terms and conditions of this Agreement, Optika hereby grants the Company for the duration of the Term (as defined in SECTION 4.0 below) hereof and the Company hereby accepts a limited non-transferrable, non-sublicensable, non-exclusive right to demonstrate and distribute (in object code form) the Product to End-Users only within the Authorized Territory.

         2.2 The Company will have no right to receive any source code with respect to any Product, except as provided in a source code escrow agreement entered into by the Company and a third party escrow agent as identified by Optika.

         2.3 The license granted hereunder is non-exclusive. Nothing in this Agreement shall be construed as limiting in any manner Optika's marketing or distribution activities, directly or indirectly, with respect to the Product, similar products or services.

         2.4 Notwithstanding anything else, Optika retains all title to, and, except as expressly and unambiguously licensed herein, all rights and interest in (i) the Product, all copies and derivative works thereof (by whomever produced) and all related documentation and materials, (ii) all of its service marks, trademarks, trade names or any other designations and (iii) all copyright rights, patent rights, trade secret rights and other intellectual property and proprietary rights throughout the world in the Product.

         2.5 Subject to all the terms and conditions of this Agreement, Optika grants the Company a nontransferable, non-sublicensable, royalty-free non-exclusive worldwide license to use Optika's trademarks only in connection with the marketing, promotion and/or distribution of the Product. The Company shall submit to Optika for approval, at Optika's request, one (1) sample of a Product, brochure or other marketing materials on which any Optika trademark, service mark, trade name or other designation is used. Company will cease using any materials containing Optika's trademark, service mark, trade name or other designation if

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OPTIKA IMAGING SYSTEMS, INC.                              LAST UPDATE: 23-APR-96
         requested to do so by Optika.

         2.6 No distribution or license of the Product by the Company shall be made except pursuant to Optika's Software License Agreement, attached as Exhibit II hereto. The Company will accept returns (where the Product is not used) in accordance with the procedure specified in the Software License Agreement.

3.0      TRAINING

         Company agrees that a condition to this Agreement is that its staff, at all times, is adequately trained in the use, sales and support of the Products. Exhibit V sets forth the minimum training requirements ("Minimum Training Requirements"). Optika reserves the right to make reasonable modifications to the Minimum Training Requirements at anytime. Company, at its expense, will complete the Minimum Training Requirements within ninety (90) days following the Effective Date. The Company will pay for all travel costs and expenses of their representatives.

4.0      TERM

         The term ("Term") of this Agreement will commence on the date Optika executes this Agreement (the "Effective Date") and will continue for one (1) year. This Agreement will be renewed automatically for additional one (1) year periods, unless terminated under SECTION 15.0.

5.0      SALES GOAL

         The Company agrees to a First Year Sales Goal for the purchase of Product having a minimum aggregate order value to Optika as set forth in Exhibit IV ("First Year Sales Goal"). Company and Optika will mutually agree upon subsequent year's sales goals ("Subsequent Year Sales Goal") prior to the start of each subsequent year.

6.0      DEMONSTRATION MATERIALS

         Optika will provide the Company with a copy of the Products for demonstration purposes ("Demonstration Materials"). Company may make duplicate copies of the Products for its demonstration purposes only. Ownership of the Demonstration Materials remains at all times exclusively with Optika. The Company agrees to use the Demonstration Materials exclusively for the demonstration of the system. Upon termination of this Agreement, Company agrees to promptly return the Demonstration Materials to Optika.

7.0      DUTIES AND RESPONSIBILITIES OF OPTIKA

         7.1      PRE-SALES SUPPORT
                  Optika, at its sole discretion, will provide to Company pre-sales support services, in the form of telephone support, pre-sales materials, marketing activities and joint sales calls.

         7.2      ON-SITE SUPPORT
                  The Company may request Optika to provide on-site support, including system engineering support, systems analyst support, project management services, software support, system maintenance and user training, on terms and conditions to be agreed upon in writing by the parties.

         7.3      NEW OPTIKA PRODUCTS/VERSIONS
                  From time to time, Optika may release new products that address specific vertical applications ("New Product"). Optika, at its sole discretion, may include such New Product as a Product

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OPTIKA IMAGING SYSTEMS, INC.                              LAST UPDATE: 23-APR-96
              hereunder. Optika will establish the price of New Product prior to its release.

         7.4  OPTIKA PRODUCT ENHANCEMENTS
              The Company may request additional features and enhancements to the Product which Optika, in its sole discretion, may provide. The fees for Optika's development of such enhancements will be mutually agreed upon in writing by the parties before any development efforts are undertaken. Optika will exclusively own all such additional features and enhancement(s) and all intellectual property and proprietary rights throughout the world therein.

8.0      PRICE AND PRICE CHANGES

         Optika's current suggested retail prices ("SRP") for the Product and Services are set forth in Exhibit I. Optika may change the SRP effective following thirty (30) days written notice to the Company. No SRP change will apply to orders received by Optika before the effective date of the change. The Product discount ("Discount") received by the Company is equal to the SRP multiplied by the Company's Discount Level computed as set forth below. The purchase price for the Product is the SRP less the Discount. The Discount Level applicable to the Company will be based on the greater of (i) the total Product purchases (purchase price to Optika) completed by the Company during the preceding calendar year, or (ii) the total Product purchases (purchase price to Optika) completed by the Company during the current calendar year ("Performance Level").

         Based upon the Performance Level, the Discount Level is as follows:

               PERFORMANCE LEVEL                         DISCOUNT LEVEL
               $0.00           - $100,000.00                   35%
               $100,000.01     - $200,000.00                   37%
               $200,000.01     - $300,000.00                   40%
               $300,000.01     - $400,000.00                   43%
               $400,000.01     - $500,000.00                   45%
               $500,000.01     -     +                         50%

         If an order is placed during the current calendar year places the Company at a higher Discount Level, only the portion of the order that is in the higher Performance Level will be entitled to the increased Discount Level.

9.0      LIMITED WARRANTY

         9.1 Optika warrants to the Company for a period of ninety (90) days (the "Warranty Period") from the date of installation that the Product, when used on approved host computers as identified by Optika from time to time, will perform substantially as described in the Documentation. The date of installation will be mutually agreed upon by the Parties at the time of ordering (the "Date of Installation"). If the Company does not identify a Date of Installation on the original purchase order, the Date of Installation shall be deemed to be the date the Product is shipped to the Company.

         9.2 Optika will use commercially reasonable efforts to correct material defects in the Product within thirty (30) business days provided such defects are reported by the Company within the Warranty Period and confirmed by Optika. If commercially feasible, Optika will provide an avoidance procedure within five (5) business days of Optika's receipt of notice of a defect.

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

         9.3 Any correction or modification will be made to the latest version of the Product. If Optika cannot, or determines that it is not practical to, correct or replace the defective Product, the price paid for the Product will be refunded. The Company's sole remedy for breach of this warranty is its rights under this SECTION 9.0.

         9.4 THE WARRANTY SET FORTH IN SECTION 9.1 ABOVE IS THE SOLE AND EXCLUSIVE WARRANTY, EXPRESSED OR IMPLIED, BY OPTIKA. OPTIKA DISCLAIMS AND EXCLUDES ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. OPTIKA DOES NOT WARRANT THAT THE PRODUCTS ARE ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION.

10.0     LIMITATION OF LIABILITY

         NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, OPTIKA WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAID TO OPTIKA HEREUNDER DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE OR (II) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA OR (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY. OPTIKA SHALL HAVE NO LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND ITS REASONABLE CONTROL.

11.0     PRODUCT COPY PROTECTION

         The Product includes a copy protection device to protect against unauthorized use. It will be possible, however, to make backup copies of the Product with the use of regular PC DOS "COPY" commands. The Product and any copies thereof, will not execute without the use of
                                         -----------------------------------
         this software copy protection device. The Company assumes
         -------------------------------------
         responsibility for informing its End-Users that the Product will not operate without the copy protection device.

12.0     INDEMNIFICATION

         12.1 Optika will defend and hold the Company harmless from liability resulting from infringement of the Product of any United States patent issued as of the date of delivery of the first copy of the Product, US copyright, US trademark or misappropriation of any trade secret of any third party, and shall indemnify the Company against all costs, damages and expenses (including reasonable attorneys' fees) which are incurred by the Company due to such claim, provided (i) the Company promptly notifies Optika in writing of any and all threats, claims and proceedings related thereto; (ii) the Company reasonably cooperates and assists Optika in the defense and/or settlement of such claim at Optika's expense; and (iii) Optika is given sole control of the defense of such claim or proceeding and all negotiations for its compromise or settlement. Optika will not be responsible for any settlement it does not approve in writing. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NON-INFRINGEMENT, WHICH ARE HEREBY DISCLAIMED. The foregoing obligation of Optika does not apply with respect to the Product or portions or components thereof (i) not supplied by Optika, (ii) made in whole or in part in accordance to the Company's specifications, (iii) which are modified after shipment by Optika, if the alleged infringement relates to such modification, (iv) combined with other products, processes or materials where the alleged infringement relates to such combination, (v) where the Company continues alleged infringing activity after

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                                    PAGE 5
               being notified thereof or after being informed of modifications that would have avoided the alleged infringement, (vi) where the Company's use of the Product is incident to an infringement not resulting primarily from the Product, or (vii) where the Company's use is not strictly in accordance with the license granted under this Agreement; and the Company will indemnify Optika from all costs, damages, settlements, attorneys' fees and expenses related to a claim of infringement or misappropriation excluded from Optika's indemnity obligation by this sentence.

         12.2 If the Product is found to be in violation of a US patent or US copyright, Optika shall at its sole option and expense:

               (I) Procure for the Company the right to continue use of the Product by End-Users and the right to continued enjoyment of the licenses granted under this Agreement; or

              (II) Replace the Product with a non-infringing product which will then be subject to the terms and conditions of this Agreement; or

             (III)  Modify the Product to make it non-infringing; or

              (IV) If none of the above alternatives is available under commercially reasonable terms, Optika shall refund to the Company the unamortized portion of the applicable price paid by the Company for such Product (as amortized on a straight-line basis over five (5) years from the date of this Agreement).


13.0     SOFTWARE ASSURANCE AGREEMENT

         13.1 The Company will use its best efforts to promote Optika's Software Assurance services ("Services") in conjunction with the Company's distribution of the Products. The Services are described in
              Exhibit I.

         13.2 Company agrees that it will not market, promote or sell Services to End-Users that are being provided Services by Optika or an authorized representative of Optika, without the written consent of Optika.


14.0     THE COMPANY'S DUTIES AND RESPONSIBILITIES

         14.1 PAYMENT OF ORDERS

              14.1.1 A twenty-five percent (25%) deposit is required on all Product orders. The balance (i.e., seventy-five percent (75%)) of such orders is due within thirty (30) days of the date stated on the applicable invoice. Payment to Optika is not contingent on Product installation or receipt by the Company of payment from its End-User(s).

              14.1.2 A finance charge will be imposed on any past due amounts. This finance charge will be based upon a monthly periodic rate of 1.5% (APR=18%), but not to exceed the maximum legal rate. If an account is not brought current within sixty (60) days of the payment due date, Optika will ship the Product on a COD basis only and finance charges on all past due amounts will continue to accrue.

              14.1.3  Optika reserves the right to modify the terms of this
                      SECTION 14.1, in its sole discretion and on a case-by-case basis. Optika will review, on a quarterly basis, the

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OPTIKA IAMGING SYSTEMS, INC.                              LAST UPDATE: 23-APR-96

               Company's payment history to determine whether to adjust the deposit amount set forth in SECTION 14.1.1 above.

      14.2  TAXES

            Prices for the Product and Services do not include, and the Company shall pay upon receipt of an invoice stating the amounts therefor, all taxes levied by a duly constituted taxing authority against the purchase of the Product or Services, the licensing of the Product or its use, or arising out of this Agreement, except taxes based on Optika's net income. The Company agrees to pay any tax for which it is responsible hereunder, which may be levied on or assessed against the Company directly and, if any such tax is paid by Optika, to reimburse Optika therefor upon receipt by the Company of proof of payment.


15.0  TERMINATION

      15.1 This Agreement and rights granted under this Agreement will terminate:

           (I)   By mutual agreement of the parties; or

           (II) Upon the failure of one party within fifteen (15) days of written notice to remedy a material breach of this Agreement or to commence and continue diligent corrective action to remedy a material breach of this Agreement if such corrective action would reasonably take longer than fifteen (15) days; or

           (III) At Optika's option, upon failure of the Company to meet its First Years Sales Goal or Subsequent Years Sales Goal; or

           (IV) At the option of Optika, upon failure of the Company to pay any amount owed within ninety (90) days of the applicable invoice due date; or

           (V) The insolvency, bankruptcy, reorganization under the bankruptcy laws, or assignment for benefit of creditors of either party.

      15.2 EFFECT OF TERMINATION
      After termination:
           (I) Optika will fulfill orders for the Product received by Optika prior to the event giving rise to the termination and provided full payment has been received for such Product and for all other orders previously shipped to the Company;

           (II) The Company may continue to market, in its customary manner and in the ordinary course of business, copies of the Product in its possession for which full payment has been received by Optika;

           (III) SECTIONS 9.0, 10.0, 14.0, 15.2, AND 16.0 will survive termination and will remain in full force and effect;

           (IV) All amounts due Optika will be payable immediately upon termination of this Agreement; and


           (V) In order to enable the Company to meet its contractual obligations to End-Users for the Products and Services, in the event of termination as specified in SECTION 15.1
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                                    PAGE 7
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                   hereof, both parties agree to continue to operate under the terms and conditions of this Agreement as it relates solely to and for the full term of any Assurance Agreements of the Company in force at the time of the termination, provided that the Company has paid in full all amounts due Optika.

16.0 MISCELLANEOUS

     16.1 ENTIRE AGREEMENT; AMENDMENT
          This Agreement and the exhibits attached hereto constitute the entire and only Agreement of the parties relating to the subject matter hereof and supersede all prior agreements, understandings and negotiations regarding the same and all past dealings and industry custom. This Agreement may not be modified or amended except in writing signed by both parties.

     16.2 DISPUTES, ARBITRATION, CHOICE OF LAW

          16.2.1 Except as otherwise provided in this Agreement, all disputes, claims and controversies ("Disputes") relating to this Agreement shall be resolved in accordance with this SECTION 16.2.

          16.2.2 Disputes shall be initially presented to the respective Chief Executive Officers of the parties, or another officer designated in writing by an officer of a party, at a meeting at a neutral site. If no such meeting can be arranged within ten (10) business days of the request for such meeting, or if the Chief Executives or designated officers are unable to settle a Dispute within five (5) business days after such meeting, the parties agree that such Disputes shall be resolved by binding arbitration as set forth in SECTION 16.2.3.

          16.2.3 Arbitration shall be conducted under the auspices of the American Arbitration Association ("AAA") in Denver, Colorado. The arbitrator(s) shall be chosen by the AAA from a panel of arbitrators knowledgeable and experienced in matters involving commercial transactions, data processing of business information and computer software. The arbitrator(s) shall decide any such Disputes in accordance with the then applicable Commercial Rules of the AAA. The written determination of the arbitrator(s) shall be final and shall not be subject to judicial review; provided, however, that any award or determination rendered by the arbitrator(s) may be entered in a court of competent jurisdiction. The prevailing party shall be awarded in addition to any judgment all costs of arbitration and attorneys' fees..

          16.2.4 This Agreement shall be governed by and interpreted in accordance with the laws of Colorado without respect to conflicts of laws provisions thereof.

16.3 SEVERABILITY

     If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.
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                                    PAGE 8

         16.4 CORPORATE STATUS/APPROVAL

              Each party warrants to the other that it is a corporation in good standing under the laws of its state of incorporation and that each has received full authority and approval from its Board of Directors to enter into agreements for goods and services such as this Agreement.

         16.5 CONFIDENTIAL INFORMATION

              The parties hereby enter into the Confidentiality Agreement as set forth in Exhibit III here to and incorporated herein by this reference.

         16.6 NON-SOLICITATION

              During the Term and for a period of one (1) year thereafter, Optika and the Company agree not to solicit nor attempt to solicit, directly or indirectly, the services of any employee of the other without the prior written consent from an officer of the other party.

         16.7 INDEMNITY

              Each party (the "Indemnifying Party") shall defend, indemnify and hold the other (the "Indemnified Party") harmless from any claim brought by a third party, where such claim arises out of the failure of performance of the Indemnifying Party or breach of its responsibilities hereunder, except to the extent the Indemnified Party has specifically assumed responsibility for such claim under this Agreement. Each party shall hold one another free and harmless from any and all liability claims, expenses, or damages arising out of its or its employees, servants, agents and subcontractors negligent or willful act or failure to act, except as limited in SECTIONS 9.0, 10.0 AND 12.1.

         16.8 FORCE MAJEURE

              A party shall not be liable for any delays or failure to perform (other than any payment or confidentiality obligation) as a direct result of causes beyond the control of such party and not due to the negligence on the part of the party claiming excuse for delay or failure, including, but not limited to, acts of God (such as fire, storm, earthquake), electrical outages, labor disputes, wars, hostilities, revolutions, riots, civil commotion, national emergency, unavailability of supplies, epidemics, force of nature or explosion or any law, proclamation, regulation, ordinance or other act or order of any court, government or governmental agency. The party claiming excuse must promptly notify the other of the event and its expected duration and use its best efforts to mitigate its effects.

         16.9 ASSIGNMENT

              Neither party may assign or transfer any of its rights under this Agreement without the prior written consent from an officer of the other party; provided assignment to an acquirer of all or substantially all of Optika's stock, business or assets or the sale of stock by Optika in a private or public offering shall not require the consent of the Company.
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                                    PAGE 9

          16.10  NO CONFLICTS

                 Each party represents and warrants to the other that its participation in this Agreement does not create any conflict of interest or is prohibited by the United States Government or any other domestic or foreign government or any other agreement to which such party is bound and each party shall promptly notify the other party if any such conflict arises during the Term.

          16.11  WAIVER

                 The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of that right in any other circumstances or a waiver of any further rights.

          16.12  EXPORTS

                 Each party hereby agrees to comply with all export laws and restrictions and regulations that the Department Commerce or other United States or foreign agency or authority, and not to knowingly export, or allow the export or re-export of any Confidential Information, the Product or derivative of the Product or any copy or any direct product thereof in violation of any such restrictions, laws or regulations, or, without all required licenses and authorizations, to Afghanistan, The Peoples' Republic of China, or any Group Q, S, W, Y or Z countries specified in the then current Supplement No. 1 to
                 Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

          16.13  COUNTERPARTS

                 This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument.

          16.14  INDEPENDENT CONTRACTOR STATUS

                 The parties to this Agreement are independent contractors. Nothing herein shall be deemed to establish a partnership, joint venture, association or employment relationship between the parties. The Company shall be solely responsible for any claims, damages or lawsuits arising out of its acts or those of its employees, servants or agents or any of them. Neither Optika nor the Company has the authority to bind or obligate the other, or authorized to make any representation on behalf of the other, except as specifically authorized by this Agreement.

          16.15  NOTICES

                 All notices or requests by the parties required by this
                 Agreement shall be in writing and hand delivered, delivered by telecopy or facsimile, delivered by a major commercial overnight courier service with tracking capabilities, or mailed by certified mail, return receipt requested, postage prepaid to a party at the address first above set forth. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the US mails. Notice by telecopy or facsimile shall be deemed received at the time sent unless such time is not during a business day, in which case such telecopy or facsimile shall be deemed received on the next business day.
- --------------------------------------------------------------------------------
OPTIKA IMAGING SYSTEMS, INC.                              LAST UPDATE: 23-APR-96

          16.16  HEADINGS

                 Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                              OPTIKA IMAGING SYSTEMS, INC.



                              By:_________________________

                              Name:_______________________

                              Title:______________________

                              Date:_______________________



                              NAME OF COMPANY


                              By:_________________________

                              Name:_______________________

                              Title:______________________

                              Date:_______________________



- --------------------------------------------------------------------------------
OPTIKA IMAGING SYSTEMS, INC.                         LAST UPDATE: 23-APR-96

                                   EXHIBIT I

                              PRODUCTS AND PRICING

                                   EXHIBIT II

                       OPTIKA SOFTWARE LICENSE AGREEMENT

                       OPTIKA SOFTWARE LICENSE AGREEMENT

PLEASE READ THIS SOFTWARE LICENSE AGREEMENT ("AGREEMENT") CAREFULLY BEFORE USING THE SOFTWARE. BY USING THE SOFTWARE, YOU ("LICENSEE") ARE AGREEING TO BE BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE UNUSED SOFTWARE AND THE COPY PROTECTION DEVICE TO THE PLACE YOU OBTAINED IT AND YOUR MONEY WILL BE REFUNDED.

LICENSE The software ("the "Software") and user manuals (collectively, the "Product") accompanying this Agreement are owned by Optika Imaging Systems, Inc. ("Optika"). Subject to the terms and conditions of this Agreement, Optika grants Licensee a limited, non-transferable, non-sublicensable, non-exclusive right to use the supplied copy of the Product on a single computer in accordance with the applicable user documentation. Licensee may make one (1) copy of the Software in object code form for back-up purposes only. This Agreement does not grant any ownership or other rights to the Product. Optika reserves all rights not expressly and unambiguously granted to you.

RESTRICTIONS Licensee shall not (and shall not allow any third party to) (i) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code, or underlying ideas or algorithms of the Product,
(ii) provide, lease, lend, use for timesharing or service bureau purposes or otherwise use or allow others to use the Product to or for the benefit of third parties, (iii) except as specified in the applicable user documentation, modify, incorporate into or with other software or create a derivative work of any part of the Product, or (iv) disseminate performance information or analysis from any source relating to the Product.

TERM This Agreement will become effective on the date you first use the Software and will remain in force until terminated. You may terminate this Agreement at any time by destroying the Product together with all copies. This Agreement shall also automatically terminate if you breach any of the terms or conditions herein. You agree to destroy the original and all adaptations or copies of the Product, or to return them to Optika upon termination of this Agreement.

LIMITED WARRANTY Except as provided in this limited warranty, Optika warrants for a period of ninety (90) days from the date of commencement of this Agreement (the "Warranty Period"):

     (i) that, if the Software fails to conform substantially to the specifications in the documentation accompanying the Software and if the nonconformity is reported in writing by you to Optika within the Warranty Period, Optika, at its option, will either remedy the nonconformity or refund any license fees paid by you upon return of all copies of the Product to Optika.

     (ii) that the media on which the Software is recorded is free of physical defects. Your sole remedy for defective media is replacement of the Software media.

THE WARRANTIES STATED HEREIN ARE THE SOLE AND EXCLUSIVE WARRANTIES EXPRESSED OR IMPLIED GIVEN BY OPTIKA. EXCEPT FOR THE FOREGOING, THE PRODUCT IS PROVIDED "AS IS" WITHOUT ANY WARRANTY OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. FURTHER, OPTIKA DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE , OF THE PRODUCT IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. LICENSEE ACKNOWLEDGES AND AGREES THAT OPTIKA IS NOT RESPONSIBLE FOR AND WILL HAVE NO LIABILITY FOR HARDWARE, SOFTWARE, OR OTHER ITEMS OR ANY SERVICES PROVIDED BY ANY PERSONS OTHER THAN OPTIKA. OPTIKA DOES NOT WARRANT THAT THE PRODUCT IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION.

LIMITATION OF LIABILITY OPTIKA SHALL NOT BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS SOFTWARE LICENSE AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY: (A) FOR ANY DAMAGE OR LOSS DUE TO THE INEFFECTIVENESS, DEFECT, OR FAILURE OF THE PRODUCT, INCLUDING WITHOUT LIMITATION, ANY BUSINESS INTERRUPTION, LOST PROFITS, LOSS OR INACCURACY OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, (B) FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES. OPTIKA'S LIABILITY SHALL IN NO EVENT EXCEED THE PURCHASE PRICE OF THE PRODUCT.

EXPORT Licensee shall not remove or export from the United States or re-export from anywhere any part of the Software except in compliance with and all licenses and approvals required under applicable export laws and regulations of the United States.

MISCELLANEOUS A party's failure to exercise, or delay in exercising any rights hereunder will not be deemed to be a waiver of such right. If any provision of this Agreement shall be held by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be construed pursuant to the laws of the State of Colorado and the United States without regard to conflicts of laws provisions thereof. NO VENDOR, DISTRIBUTOR, DEALER, RETAILER, SALES PERSON OR OTHER PERSON IS AUTHORIZED TO MODIFY THIS AGREEMENT OR TO MAKE ANY WARRANTY, REPRESENTATION OR PROMISE WHICH IS DIFFERENT THAN, OR IN ADDITION TO, THE REPRESENTATIONS OR PROMISES OF THIS LICENSE. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized officer of Optika. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

                                  EXHIBIT III

                           CONFIDENTIALITY AGREEMENT

                          OPTIKA IMAGING SYSTEMS, INC.
                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

Optika Imaging Systems, Inc. ("Optika") wishes to disclose to you and you wish to receive certain confidential information which is proprietary to Optika.

In consideration of Optika's disclosure to you of such confidential information, you agree to the following terms and conditions:

The term 'Confidential Information', as used in this Agreement, shall mean any information or material which is proprietary to Optika or designated as "Confidential Information" by Optika, including but not limited to, designs, drawings, specifications, techniques, models, data, algorithms, source code, object code, documentation, diagrams, flow charts, research, development, process, procedures, "know-how", new product or new technology information, product prototypes, product copies, marketing techniques and materials, marketing timetables, strategies and development plans, including trade names, trademarks, customer names and other information related to customers, pricing policies, and other technical, business and financial information.

Confidential Information shall not include information that is now generally known to the computer software or micrographics industry, or which is later published or generally disclosed to the public by Optika.

You agree to hold in confidence and to take all reasonable steps to protect such Confidential Information and not use or disclose or reveal to any person or entity any of the Confidential Information for any purpose, other than for the limited purpose(s) of this confidence without Optika's prior written consent. Any employee or contractor given access to any Confidential Information must have a legitimate "need to know" and shall be similarly bound.

You agree to return to Optika any and all materials furnished by Optika and containing Confidential Information, together with any copies that may have been made, promptly after the purpose(s) for which they were furnished have been accomplished, or if requested in writing by Optika.

You represent that you have not provided or communicated any of the Confidential Information to any third party, and will not do so in the future without the prior written permission of Optika.

You understand and acknowledge that such Confidential Information has been developed or obtained by Optika by the investment of significant time, effort and expense, and that such Confidential information provides Optika with a significant competitive advantage in its business. Because of the unique nature of the Confidential Information, Optika will suffer immediate, irreparable harm in the event you fail to comply with any of your obligations under this Agreement and that monetary damages will be inadequate to compensate Optika for such breach. Accordingly, you agree that Optika will be entitled, in addition to any other remedies available to it at law or in equity, to injunctive relief to enforce the terms of this Agreement.

It is not Optika's desire to receive proprietary information from you. Optika will have no obligation hereunder to keep confidential, secret, or proprietary any ideas, concepts, know-how or techniques, materials or any other information. You release Optika from any and all liability for any disclosure by Optika of any and all information received from you.

This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all other oral or written representations and understandings. The formation, interpretation and performance of the Agreement shall be governed by the law of the State of Colorado, excluding its conflict of law rules. This Agreement may only be amended or modified in writing signed in advance by you and a duly authorized representative of Optika.

You acknowledge that you have carefully read and understand this Agreement, and acknowledge receipt of a copy thereof. You warrant and represent that you have the authority to enter into this Agreement on behalf of the person, firm or corporation, if any, listed below your name.

If the foregoing meets with your complete approval, please indicate your acceptance and agreement by signing in the space provided below.


               SIGNATURE:______________________________  DATE:_______________


               NAME:___________________________________ TITLE:_______________


               COMPANY:______________________________________________________


               ADDRESS:______________________________________________________


               CITY:_________________________ STATE:__________ ZIP:__________

                                   EXHIBIT IV

                             FIRST YEAR SALES GOALS

                                  EXHIBIT IV
                             FIRST YEAR SALES GOAL


Company agrees to a First Year Sales Goal for the purchase of Product having a minimum aggregate order value to Optika of:

                                  $________.

This First Year Sales Goal is for the period May 1996 to December 1996.

                                   EXHIBIT V

                             TRAINING REQUIREMENTS

              NEW BUSINESS SOLUTIONS PARTNER TRAINING REQUIREMENTS

All Authorized Resellers are required to successfully complete the following training course curriculum to be certified to market, sell and support Optika products:

- -------------------------------------------------------------------------------------------------------------------------
COURSE DESCRIPTION                                                            LENGTH OF COURSE              TUITION/COST
- -------------------------------------------------------------------------------------------------------------------------

Business Solutions Partner Sales Certification Course                               3 Days                     $795.00
FilePower/(R)/  Technical Certification Course                                      5 Days                     $995.00
FilePower/(R)/  Advanced Servers Certification Course                               2 Days                     $300.00
- -------------------------------------------------------------------------------------------------------------------------
                 Total                                                             10 Days                    $2090.00
- -------------------------------------------------------------------------------------------------------------------------

All authorized resellers must pay the tuition for the required courses in advance at a special price of $1,995. These courses must be completed within ninety (90) days of Agreement signing.

In addition, the CDIA (Certified Document Imaging Architect) Education Program must be completed by at least one (1) representative of all authorized resellers within six (6) months of Agreement signing. The cost of this program is $995.